Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 22, 2012 relating to the financial statements and financial statement schedule, which appears in Titan International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

May 6, 2014